Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-4 of US Elemental Inc. of our report dated September 21, 2026, relating to the consolidated financial statements of US Elemental Inc. as of June 30, 2026 and for the period from March 3, 2026 (inception) to June 30, 2026, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Spokane, Washington

October 26, 2026